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EXHIBIT 99.1      PRESS RELEASE







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PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

MARTY R. LINDON
President and Chief Executive Officer
Tel: (740) 254-4313



                          INDIAN VILLAGE BANCORP, INC.
                          ----------------------------
                        ANNOUNCES DATE OF ANNUAL MEETING
                        --------------------------------

      Gnadenhutten, Ohio-- August 24, 2001. Indian Village Bancorp, Inc. (OTCBB:
IDVB) announced today that the Corporation's annual meeting of shareholders will be held on Wednesday, November 7, 2001.

      Indian Village Bancorp, Inc. is the holding company for Indian Village Community Bank a state chartered savings bank, which operates from its main office in Gnadenhutten, Ohio and a branch office in New Philadelphia, Ohio.